EXHIBIT 10.3
MATERION CORPORATION
Appreciation Rights Agreement

WHEREAS, [GRANTEE NAME] (the “Grantee”) is an employee of Materion Corporation (the “Corporation”) or a Subsidiary.

WHEREAS, the execution of an agreement in the form hereof has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Corporation that was duly adopted on March 1, 2011.

NOW, THEREFORE, the Corporation hereby confirms to the Grantee the grant, effective May 4, 2011 (the “Date of Grant”), pursuant to the 2006 Stock Incentive Plan, as amended from time to time (the “Plan”), of        Free-standing Appreciation Rights (“SARs”) subject to the terms and conditions of the Plan and the terms and conditions described below.

1. Definitions

As used in this Agreement:

(A) “Base Price” means $      which was the Market Value per Share on the Date of Grant.

(B) “Detrimental Activity” shall have the meaning set forth in Section 7 of this Agreement.

(C) “Spread” means the excess of the Market value per Share on the date when an SAR is exercised over the Base Price.

(D) Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

2. Grant of SARs.

The Corporation hereby grants to the Grantee the number of SARs set forth above. The SARs are a right to receive Common Shares in an amount equal to 100% of the Spread at the time of exercise.

3. Vesting of SARs.

(A) The SARs granted hereby shall become exercisable after the Grantee shall have remained in the continuous employ of the Corporation or any Subsidiary for three years from the Date of Grant, except such continuous employ shall not be required if the Grantee ceases to be an employee of the Corporation or any Subsidiary as described in Section 5(C) of this Agreement.

(B) Notwithstanding Section 3(A) above, the SARs granted hereby shall become immediately exercisable in full if (i) the Grantee should die while in the employ of the Corporation or any subsidiary; or (ii) the Grantee should become permanently disabled while in the employ of the Corporation.

(C) (i) Notwithstanding Section 3(A) above, the SARs granted hereby shall become immediately exercisable in full if at any time during the employment of the Grantee and prior to the termination of the SARs:

(a) a Change in Control shall occur after the Date of Grant; and

(b) within two years following the Change in Control, the Grantee’s employment with the Corporation or a Subsidiary is terminated by the Grantee as a Termination for Good Cause (as defined in Section 3(E) below) or the Grantee is terminated by the Corporation other than as a Termination for Cause (as defined in Section 3(D) below).

(ii) Notwithstanding anything in this Section 3(C) to the contrary, in connection with a Business Combination, the result of which is that the Outstanding Corporation Voting Stock is exchanged for or becomes exchangeable for securities of another entity, cash or a combination thereof, if the entity resulting from such Business Combination does not assume the SARs evidenced hereby and the Corporation’s obligations hereunder, or replace the SARs evidenced hereby with a substantially equivalent security of the entity resulting from such Business Combination, then the SARs evidenced hereby shall become immediately exercisable in full as of immediately prior to such Business Combination.

(D) “Termination for Cause” means a termination of Grantee’s employment by the Corporation for “Cause” (as defined in Section 7(F) of this Agreement).

(E) “Termination for Good Cause” shall mean the Grantee’s termination of the Grantee’s employment with the Corporation or a Subsidiary as a result of the occurrence of any of the following:

(i) a change in the Grantee’s principal location of employment that is greater than 50 miles from its location as of the date hereof without the Grantee’s consent; provided, however, that the Grantee hereby acknowledges that the Grantee may be required to engage in travel in connection with the performance of the Grantee’s duties hereunder and that such travel shall not constitute a change in the Grantee’s principal location of employment for purposes hereof;

(ii) a material diminution in the Grantee’s base compensation;

(iii) a change in the Grantee’s position with the Corporation without the Grantee’s consent such that there is a material diminution in the Grantee’s authority, duties or responsibilities; or

(iv) any other action or inaction that constitutes a material breach by the Corporation of the agreement under which the Grantee provides services.

Notwithstanding the foregoing, the Grantee’s termination of the Grantee’s employment with the Corporation as a result of the occurrence of any of the foregoing shall not constitute a “Termination for Good Cause” unless (a) the Grantee gives the Corporation written notice of such occurrence within 90 days of such occurrence and such occurrence is not cured by the Corporation within 30 days of the date on which such written notice is received by the Corporation and (b) the Grantee actually terminates his or her employment with the Corporation prior to the 365th day following such occurrence.

4. Exercise of SARs.

(A) To the extent exercisable as provided in Section 3 of this agreement, SARs may be exercised in whole or in part by giving notice to the Corporation specifying the number of SARs to be exercised.

(B) The Corporation will issue to the Grantee the number of Common Shares that equals the Market Price per Share divided into the Spread on the date of exercise rounded down to the nearest whole share.

5. Termination of SARs.

The SARs granted hereby shall terminate upon the earliest to occur of the following:

(A) 190 days after the Grantee ceases to be an employee of the Corporation or a Subsidiary, unless he ceases to be such employee by reason of death or in a manner described in clause (B), (C) or (F) below;

(B) One year after the Grantee ceases to be an employee of the Corporation or a Subsidiary if the Grantee is disabled within the meaning of Section 105(d)(4) of the Internal Revenue Code;

(C) Seven years from the Date of Grant after the Grantee ceases to be an employee of the Corporation or a Subsidiary if the Grantee is at the time of such termination (i) at least age 65 or (ii) at least age 55 and has completed at least 10 years of continuous employment with the Corporation or a Subsidiary;

(D) One year after the death of the Grantee, if the Grantee dies while an employee of the Corporation or a subsidiary or within the period specified in (A) or (B) above which is applicable to the Grantee;

(E) Seven years from the Date of Grant; and

(F) Immediately if the Grantee engages in any Detrimental Activity (as hereinafter defined).

6. Effect of Detrimental Activity.

If the Grantee, either during employment by the Corporation or a subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find:

(A) All SARs held by the Grantee, whether or not exercisable, shall be forfeited to the Corporation.

(B) Return to the Corporation all Common Shares that the Grantee has not disposed of that were purchased pursuant to this Agreement, and

(C) With respect to any Common Shares that the Grantee received upon exercise of the SARs that have been disposed of pay to the Corporation in cash the amount equal to the Spread applicable to such Common Shares on the date of exercise of such SARs.

To the extent that such amounts are not paid to the Corporation, the Corporation may, to the extent permitted by law, set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason, except that no set-off shall be permitted against any amount that constitutes “deferred compensation” within the meaning of Section 409A of the Code.

7. Definition of Detrimental Activity.

For purposes of this Agreement, the term “Detrimental Activity” shall include:

(A) (i) Engaging in any activity in violation of the Section entitled “Competitive Activity; Confidentiality; Nonsolicitation” in the Severance Agreement between the Corporation and the Grantee, if such agreement is in effect on the date hereof, or in violation of any corresponding provision in any other agreement between the Corporation and the Grantee in effect on the date hereof providing for the payment of severance compensation; or

(ii) If no such severance agreement is in effect or if a severance agreement does not contain a section corresponding to “Competitive Activity; Confidentiality; Nonsolicitation” as of the date hereof:

(a) Competitive Activity During Employment. Competing with the Corporation anywhere within the United States during the term of the Grantee’s employment, including, without limitation:

(1)	entering into or engaging in any business which competes with the business of the Corporation;

(2)	soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business that competes with, the business of the Corporation;

(3)	diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Corporation or attempting to do so; or

(4)	promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the business of the Corporation.

(b) Following Termination. For a period of one year following the Grantee’s termination date:

(1)	entering into or engaging in any business which competes with the Corporation’s business within the Restricted Territory (as hereinafter defined);

(2)	soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business, wherever located, that competes with, the Corporation’s business within the Restricted Territory;

(3)	diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Corporation within the Restricted Territory, or attempting to do so; or

(4)	promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Corporation’s business within the Restricted Territory.

For the purposes of Sections 7(A)(ii)(a) and (b) above, inclusive, but without limitation thereof, the Grantee will be in violation thereof if the Grantee engages in any or all of the activities set forth therein directly as an individual on the Grantee’s own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which the Grantee or the Grantee’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock.

(c) “The Corporation.” For the purposes of this Section 7(A)(ii), the “Corporation” shall include any and all direct and indirect subsidiaries, parents, and affiliated, or related companies of the Corporation for which the Grantee worked or had responsibility at the time of termination of the Grantee’s employment and at any time during the two year period prior to such termination.

(d) “The Corporation’s Business.” For the purposes of this Section 7 inclusive, the Corporation’s business is defined to be the manufacture, marketing and sale of high performance engineered materials serving global telecommunications and computer, magnetic and optical data storage, aerospace and defense, automotive electronics, industrial components and appliance markets, as further described in any and all manufacturing, marketing and sales manuals and materials of the Corporation as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily substitutable for any such described products and services.

(e) “Restricted Territory.” For the purposes of Section 7(A)(ii)(b), the Restricted Territory shall be defined as and limited to:

(1)	the geographic area(s) within a one hundred mile radius of any and all Corporation location(s) in, to, or for which the Grantee worked, to which the Grantee was assigned or had any responsibility (either direct or supervisory) at the time of termination of the Grantee’s employment and at any time during the two-year period prior to such termination; and

(2)	all of the specific customer accounts, whether within or outside of the geographic area described in (1) above, with which the Grantee had any contact or for which the Grantee had any responsibility (either direct or supervisory) at the time of termination of the Grantee’s employment and at any time during the two-year period prior to such termination.

(f) Extension. If it shall be judicially determined that the Grantee has violated any of the Grantee’s obligations under Section 7(A)(ii)(b), then the period applicable to each obligation that the Grantee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.

(B) Non-Solicitation. Except as otherwise provided in Section 7(A)(i), Detrimental Activity shall also include directly or indirectly at any time soliciting or inducing or attempting to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Corporation and/or of its parents, or its other subsidiaries or affiliated or related companies to terminate their employment, representation or other association with the Corporation and/or its parent or its other subsidiary or affiliated or related companies.

(C) Further Covenants. Except as otherwise provided in Section 7(A)(i), Detrimental Activity shall also include:

(i) directly or indirectly, at any time during or after the Grantee’s employment with the Corporation, disclosing, furnishing, disseminating, making available or, except in the course of performing the Grantee’s duties of employment, using any trade secrets or confidential business and technical information of the Corporation or its customers or vendors, including without limitation as to when or how the Grantee may have acquired such information. Such confidential information shall include, without limitation, the Corporation’s unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information and other business information. The Grantee specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the Grantee’s mind or memory and whether compiled by the Corporation, and/or the Grantee, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Corporation to maintain the secrecy of such information, that such information is the sole property of the Corporation and that any retention and use of such information by the Grantee during the Grantee’s employment with the Corporation (except in the course of performing the Grantee’s duties and obligations to the Corporation) or after the termination of the Grantee’s employment shall constitute a misappropriation of the Corporation’s trade secrets.

(ii) Upon termination of the Grantee’s employment with the Corporation, for any reason, the Grantee’s failure to return to the Corporation, in good condition, all property of the Corporation, including without limitation, the originals and all copies of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 4(C)(i) of this Agreement.

(D) Discoveries and Inventions. Except as otherwise provided in Section 7(A)(i), Detrimental Activity shall also include the failure or refusal of the Grantee to assign to the Corporation, its successors, assigns or nominees, all of the Grantee’s rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or jointly with others, by the Grantee while in the Corporation’s employ, whether in the course of the Grantee’s employment with the use of the Corporation’s time, material or facilities or that is in any way within or related to the existing or contemplated scope of the Corporation’s business. Any discovery, invention or improvement relating to any subject matter with which the Corporation was concerned during the Grantee’s employment and made, conceived or suggested by the Grantee, either solely or jointly with others, within one year following termination of the Grantee’s employment under this Agreement or any successor agreements shall be irrebuttably presumed to have been so made, conceived or suggested in the course of such employment with the use of the Corporation’s time, materials or facilities. Upon request by the Corporation with respect to any such discoveries, inventions or improvements, the Grantee will execute and deliver to the Corporation, at any time during or after the Grantee’s employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as the Corporation may desire, and all proper assignments therefor, when so requested, at the expense of the Corporation, but without further or additional consideration.

(E) Work Made For Hire. Except as otherwise provided in Section 7(A)(i), Detrimental Activity shall also include violation of the Corporation’s rights in any or all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, “items”), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by Grantee during the Grantee’s employment with the Corporation. The Grantee acknowledges that, to the extent permitted by law, all such items shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to the Corporation. The item will recognize the Corporation as the copyright owner, will contain all proper copyright notices, e.g., “(creation date) [Corporation Name], All Rights Reserved,” and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.

(F) Termination for Cause. Except as otherwise provided in Section 7(A)(i), Detrimental Activity shall also include activity that results in termination for Cause. For the purposes of this Section, “Cause” shall mean that, the Grantee shall have:

(i) been convicted of a criminal violation involving fraud, embezzlement, theft or violation of federal antitrust statutes or federal securities laws in connection with his duties or in the course of his employment with the Corporation or any affiliate of the Corporation;

(ii) committed intentional wrongful damage to property of the Corporation or any affiliate of the Corporation; or

(iii) committed intentional wrongful disclosure of secret processes or confidential information of the Corporation or any affiliate of the Corporation;

and any such act shall have been demonstrably and materially harmful to the Corporation.

(G) Other Injurious Conduct. Detrimental Activity shall also include any action contributing to a restatement of the Corporation’s financials if this award of SARs to the Grantee is favorably affected by such restatement as provided under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded, and any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any Subsidiary unless the Grantee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

(H) Reasonableness. The Grantee acknowledges that the Grantee’s obligations under this Section 4 are reasonable in the context of the nature of the Corporation’s business and the competitive injuries likely to be sustained by the Corporation if the Grantee were to violate such obligations. The Grantee further acknowledges that this Agreement is made in consideration of, and is adequately supported by the agreement of the Corporation to perform its obligations under this Agreement and by other consideration, which the Grantee acknowledges constitutes good, valuable and sufficient consideration.

8. Transferability.

No SAR granted hereunder may be transferred by the Grantee other than by will or the laws of descent and distribution and may be exercised during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee legal incapacity, by the Grantee’s guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law and court supervision.

9. Compliance with Law.

The SARs granted hereby shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Corporation hereby agrees to make reasonable efforts to comply with any applicable state securities law. If the Ohio Securities Act shall be applicable to the SARs, they shall not be exercisable unless under said Act at the time of exercise the shares of Common Stock or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, are registered by description or by qualification, or at such time are the subject matter of a transaction which has been registered by description.

10. Adjustments.

In the event of any change in the aggregate number of outstanding Common Shares by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation of the Corporation or other distribution of assets, issuance of rights or warrants to purchase securities of the Corporation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, then the Committee shall adjust the number of SARs covered by this Agreement and the Base Price in such manner as may be appropriate to prevent the dilution or enlargement of the rights of the Grantee that would otherwise result from such event.

11. Withholding Taxes.

To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with the exercise of the SARs, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to such exercise that the Grantee make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Corporation of a portion of the Common Shares to be delivered to the Grantee. If such election is made, the shares so retained shall be credited against such withholding requirement at the Market Value per Share on the date of such exercise. In no event shall the Market Value per Share of the Common Shares to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

12. Continuous Employment.

For purposes of this Agreement, the continuous employment of the Grantee with the Corporation or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Corporation or a Subsidiary, by reason of the transfer of his employment among the Corporation and its Subsidiaries or a leave of absence approved by the Board.

13. No Employment Contract; Right to Terminate Employment.

The grant of the SARs under this Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the SARs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Corporation or any Subsidiary, as the case may be, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of the Grantee at any time.

14. Relation to Other Benefits.

Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Corporation or a Subsidiary.

15. Information.

Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Corporation and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

16. Amendments.

Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to the SARs without the Grantee’s consent.

17. Severability.

In the event that one or more of the provisions of this agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

18. Governing Law.

This agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.

19. Relation to Severance Agreement.

Section 3(C) hereof shall supersede the provisions of any Severance Agreement between the Grantee and the Corporation, in effect at the Date of Grant, providing for earlier vesting of the SARs granted hereby in the event of a Change in Control.

The undersigned hereby acknowledges receipt of an executed original of this Appreciation Rights Agreement and accepts the Appreciation Rights granted thereunder on the terms and conditions set forth herein and in the Plan.

Date:

[GRANTEE NAME]

Executed in the name and on behalf of the Corporation at Mayfield Heights, Ohio as of the       day of        2011.

MATERION CORPORATION

By:
Michael C. Hasychak
Vice President, Treasurer and Secretary